UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

ORION ENERGY SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	01-33887	39-1847269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive
Manitowoc, Wisconsin		54220
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 920 892-9340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2026, Orion Energy Systems, Inc. and its subsidiaries (collectively, the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Final Frontier, LLC (“Final Frontier”) and Kathleen M. Connors (“Ms. Connors”), personally and as Trustee of the Kathleen M. Connors 2019 Revocable Trust (“Connors Trust” together with Final Frontier and Ms. Connors, the “Connors Parties”), in order to reach a final and complete resolution and settlement of the dispute between the Connors Parties and the Company regarding the Company’s remaining earn out obligations owed to Final Frontier pursuant to that certain Membership Interest Purchase Agreement, dated as of October 5, 2022, entered into by and among the Company and the Connors Parties (the “MIPA”), pursuant to which the Company acquired Voltrek, as well as to reach a final and complete resolution and settlement of related arbitrations and terminate related agreements, as described below.

As previously disclosed, on June 23, 2025, the Company entered into a binding term sheet (as subsequently amended, the “Term Sheet”) with the Connors Parties, with respect to the Company’s remaining earn out obligations owed to Final Frontier under the MIPA, pursuant to which the Company and Final Frontier agreed to submit the final determination of such remaining earn out obligations to binding arbitration by an independent CPA firm (“CPA Firm Arbitration”).

Additionally, as previously disclosed, on September 30, 2025, pursuant to the Term Sheet, the Company and the Connors Parties entered into various agreements to further evidence the payment and security terms with respect to the Company’s remaining earn out obligations, including (i) a Senior Subordinated Loan Agreement (“Loan Agreement”); (ii) a Senior Subordinated Note (“Note”); (iii) a Security Agreement (“Security Agreement”); (iv) a Subordination and Intercreditor Agreement (“Subordination Agreement”); (v) a Second Lien Mortgage, Assignment of Leases and Rents and Fixture Filing (collectively, “Mortgage”); (vi) a Management Support Agreement (“Support Agreement”); and (vii) a Board Observer Agreement (“Board Observer Agreement”, and collectively with the Term Sheet, the Loan Agreement, the Note, the Security Agreement, the Subordination Agreement, the Mortgage, the Support Agreement and the Board Observer Agreement, the “Earn Out Agreements”).

Pursuant to the MIPA and the Term Sheet, the Company and the Connors Parties submitted their earn out statement dispute to the CPA Firm Arbitration. The Connors Parties asserted that the remaining earn out payments owed by the Company totaled approximately $10 million. The Company’s position was that it owed the Connors Parties an additional $1.4 million. The CPA arbitrators determined that the Company owed an additional $3.4 million of earn out payments. Subsequently, the Company filed an arbitration demand with the American Arbitration Association in Milwaukee, Wisconsin against the Connors Parties in order to object to the CPA firm’s decision of the earn out statement dispute as manifest error (the “AAA Arbitration”).

By entering into the Settlement Agreement, the Company and the Connors Parties agreed to a final and complete resolution and settlement of the CPA Firm Arbitration and the AAA Arbitration, a final and complete resolution and settlement of the earn out statement dispute, termination of the MIPA, termination of all Earn Out Agreements and termination of any and all claims and counterclaims between or among the Company and the Connors Parties, without any admission of liability and without incurring of any further payment, cost, liability, obligation, guaranty, expense or inconvenience with respect thereto.

Under the terms of the Settlement Agreement, the Company made a one-time cash payment of $3.0 million (the “Settlement Amount”) to Final Frontier on March 18, 2026. Upon receipt of the Settlement Amount, all earn out payment obligations, the MIPA, all Earn Out Agreements, the CPA Firm Arbitration and the AAA Arbitration proceedings were terminated, cancelled and released, and all liens and security interests held by Final Frontier on the Company’s assets were automatically terminated and irrevocably released. Additionally, upon payment of the Settlement Amount, the Company and the Connors Parties exchanged mutual general releases of all claims arising from or related to the earn out disputes, the CPA Firm Arbitration and the AAA Arbitration proceedings, the MIPA and the Earn Out Agreements. The releases do not affect Ms. Connors’ ongoing part-time employment relationship with the Company or the Connors Parties’ rights as shareholders of the Company. The Company also agreed to facilitate the Connors Parties’ entry into a Rule 10b5-1 trading plan during the Company’s next insider open window period to facilitate the Connors Parties’ sale of their shares of common stock of the Company.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the Settlement Agreement, which is incorporated herein by reference and is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

Effective March 19, 2026, the Company executed a termination agreement with a customer of the Company to terminate two power purchase agreements (“PPAs”) that commenced in 2010. The PPAs covered two solar panel arrays on two buildings in New Jersey under which the Company contracted to sell the solar power generation from the respective solar panel arrays through 2030. Under the terms of the termination agreement, the Company will transfer ownership of the solar arrays to a third party and terminate any future obligations related to those assets in exchange for a cash payment of $1.3 million. Under the terms of the agreement, the Company expects to receive payment within 21 days of the effective date of the termination agreement. The Company’s receipt of the $1.3 million payment will provide a significant offset to the $3.0 million paid to Final Frontier.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

Exhibit 10.1	Settlement Agreement, dated as of March 17, 2026.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date:	March 20, 2026	By:	/s/ J. Per Brodin
J. Per Brodin Chief Financial Officer